EXHIBIT 10.2(e)

AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED CENTURYTEL, INC.
2002 MANAGEMENT INCENTIVE COMPENSATION PLAN

WHEREAS, CenturyTel, Inc. (the “Company”) maintains the CenturyTel, Inc. 2002 Management Incentive Compensation Plan, as amended and restated (the “Plan”);

WHEREAS, pursuant to Section 9.10 of the Plan, the Plan may be amended by the Board of Directors of the Company (the “Board”) at any time; and

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan as set forth below.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.      Section 9.13(b) of the Plan is hereby amended and restated, in its entirety, as follows:

(b)  Upon a Change of Control, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved at the target level without the necessity of action by any person.

2.      Except as herein expressly amended, the Plan shall continue in full force and effect.

                IN WITNESS WHEREOF, the Company has executed this amendment on this 24th day of October, 2008.

CENTURYTEL, INC.

By:/s/ R. Stewart Ewing, Jr.
R. Stewart Ewing, Jr.
Executive Vice President and
Chief Financial Officer